EPL                  News Release       Energy Partners, Ltd.
Energy Partners, Ltd.                         201 St. Charles Avenue, Suite 3400
                                              New Orleans, Louisiana 70170
                                              (504) 569-1875

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For Immediate Release To:                          For Information Contact:
Analysts, Financial Community, Media               Al Petrie (504) 799-1953
                                                   Charles Meade (504) 799-4814
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                    EPL Announces Pricing of Public Offering


New Orleans, Louisiana, November 10, 2004...Energy Partners, Ltd. ("EPL" or the "Company") (NYSE:EPL) announced today that it has priced the public offering of 3,467,144 shares of its common stock at $17.42 per share. The Company will use the proceeds from the offering to repurchase an equivalent number of shares from Energy Income Fund, L.P. (EIF) at a price per share equal to the net proceeds per share received in the offering, before expenses. The Company will not receive any proceeds from the offering.

Credit Suisse First Boston, LLC and Raymond James & Associates, Inc. were co-lead managers on the offering, with Credit Suisse First Boston serving as the sole book-running manager.

Information about this offering is available in the prospectus filed with the Securities and Exchange Commission. Copies of the prospectus may also be obtained from the offices of Credit Suisse First Boston LLC, Prospectus Department, Eleven Madison Avenue, New York, New York 10010.

Founded in 1998, EPL is an independent oil and natural gas exploration and production company based in New Orleans, Louisiana. The Company's operations are focused in the shallow to moderate depth waters of the Gulf of Mexico Shelf.


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Any statements made in this news release, other than those of historical fact, about an action, event or development, which the Company hopes, believes or anticipates may or will occur in future, are "forward-looking statements" under
U. S. securities laws. Such statements are subject to various assumptions, risks and uncertainties, which are specifically described in our Annual Report on Form 10-K for fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance or an assurance that the Company's current assumptions and projections are valid. Actual results may differ materially from those projected.
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